Exhibit 23-c

CONSENT OF EXPERT

We consent to the references to our firm and to our reports with respect to estimation of the liability for pending and reasonably estimable unasserted future asbestos-related claims, which are included or incorporated by reference under the headings “Item 3. Legal Proceedings,” “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Item 8. Financial Statements and Supplementary Data“ in the Annual Report on Form 10-K of ArvinMeritor, Inc. (“ArvinMeritor”) for the fiscal year ended September 30, 2008, and to the incorporation by reference of such reference into the following Registration Statements of ArvinMeritor:

Form	Registration No.	Purpose

S-8	333-141186	2007 Long-Term Incentive Plan
S-3	333-143615	Registration of convertible notes, guarantees and common stock
S-3	333-134409	Registration of convertible notes, guarantees and common stock
S-8	333-107913	ArvinMeritor, Inc. Savings Plan
S-8	333-123103	ArvinMeritor, Inc. Hourly Employees Savings Plan
S-3	333-58760	Registration of debt securities
S-8	333-49610	1997 Long-Term Incentives Plan
S-3	333-43118	ArvinMeritor, Inc. 1988 Stock Benefit Plan
S-3	333-43116	ArvinMeritor, Inc 1998 Stock Benefit Plan
S-3	333-43112	ArvinMeritor, Inc Employee Stock Benefit Plan
S-8	333-42012	Employee Stock Benefit Plan, 1988 Stock Benefit Plan and 1998 Employee Stock Benefit Plan

BATES WHITE LLC

By: /s/ Charles E. Bates

Charles E. Bates, Ph.D.
     President and CEO

Date: November 18, 2008